CODE OF ETHICS
                                       OF
                              AVALON TRUST COMPANY

I.   INTRODUCTION

     This Code of Ethics has been adopted by Avalon Trust Company (the "Adviser"), the investment adviser to the Water Fund (the "Fund") a separate series of the Declaration Fund (the "Trust") in compliance with Rule 17j-1 (the "Rule") under the Investment Company Act of 1940, as amended (the "Act") to establish standards and procedures for the detection and prevention of activities by which persons having knowledge of the investments and investment intentions of the Trust and/or the Fund may abuse their fiduciary duties to the Trust, and to deal with other types of conflict-of-interest situations to which the Rule is addressed.

     The Rule makes it "unlawful" for certain persons who have affiliations with the Trust or Fund to engage in conduct which is deceitful, fraudulent or manipulative, or which involves false or misleading statements, in connection with the purchase or sale of securities by the Trust or Fund. This Code of Ethics is intended to establish policies and procedures designed to insure that persons subject to this Code of Ethics and the Rule do not use any information concerning the investments or investment intentions of the Trust or Fund, or his or her ability to influence such investment related information, for personal gain or in a manner detrimental to the interests of the Trust or Fund.

II.  PRINCIPLES

     This Code of Ethics acknowledges the general principles that persons affiliated with the Trust or Fund:

     (A)  owe a fiduciary obligation to the Trust or Fund;

     (B) have the duty at all times to place the interests of Trust or Fund shareholders first;

     (C) must conduct all of their personal securities transactions in such a manner as to avoid any actual or potential conflict of interest or abuse of such person's position of trust and responsibility; and

     (D) should not take inappropriate advantage of their positions in relation to the Trust or Fund.

III. DEFINITIONS (AS USED HEREIN)

     "Access Person" means:

     (1) any director, officer, general partner or Advisory Person of the Trust or of the Adviser to the Trust or Fund.

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          (A)  If an  Adviser  to the Trust or Fund is  primarily  engaged  in a business or businesses other than advising Funds or other advisory clients, the term Access Person means any director, officer, general partner or Advisory Person of the Adviser who, with respect to the Fund, makes any recommendation, participates in the determination of which recommendation will be made, or whose principal function or duties relate to the determination of which recommendation will be made, or who, in connection with his or her duties, obtains any information concerning recommendations on Covered Securities being made by the Adviser to the Fund.

          (B) An Adviser is "primarily engaged in a business or businesses other than advising Funds or other advisory clients" if, for each of its most recent three fiscal years or for the period of time since its organization, whichever is less, the Adviser derived, on an unconsolidated basis, more than 50% of its income (or loss), before taxes and extraordinary items, from the other business or businesses.

     (2) Any director, officer or general partner of a principal underwriter who, in the ordinary course of business, makes, participates in or obtains information regarding, the purchase or sale of Covered Securities by the Trust for which the principal underwriter acts, or whose functions or duties in the ordinary course of business relate to the making of any recommendation to the Trust, regarding the purchase or sale of Covered Securities.

     "Advisory Person" means:

     (1) Any employee of the Trust or of the Adviser to the Trust or Fund (or of any company in a control relationship to the Trust or an investment adviser to the Trust) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of Covered Securities by the Trust or Fund, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and

     (2) Any natural person in a control relationship to the Trust or an Adviser to the Trust or Fund who obtains information concerning recommendations made to the Trust with regard to the purchase or sale of Covered Securities by the Trust or Fund.

     "Affiliated Person" means:

     (1) Any officer, director, copartner or employee of the Trust, Adviser and/or Underwriter;

     (2) any person directly or indirectly owning, controlling or holding with power to vote, 5% or more of the outstanding voting securities of the Trust, Adviser and/or Underwriter; any person 5% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote, by the Trust, Adviser and/or Underwriter; and

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     (3)  any person directly or indirectly controlling, controlled by, or under common control with the Trust, Adviser and/or Underwriter.

     "Beneficial Interest" means:

     any interest by which an Access Person or any member of his or her immediate family (relative by blood or marriage living in the same household), can directly or indirectly derive a monetary benefit from the purchase, sale (or other acquisition or disposition) or ownership of a security, except such interests as Clearing Officers shall determine to be too remote for the purpose of this Code of Ethics. (A transaction in which an Access Person acquires or disposes of a security in which he or she has or thereby acquires a direct or indirect Beneficial Interest will be referred to in this Code of Ethics as a "personal securities" transaction or as a transaction for the person's "own account").

     "Clearing Officers" means any two officers of the Trust or Adviser who are not:

     (1)  parties to the transaction;

     (2)  related by blood or marriage to a party to the transaction; and

     (3) interested in or affiliated persons of the issuer of the securities at issue.

     "Control" means:

     the power to exercise a controlling influence over the management or policies of a company (unless such power is solely the result of an official position with such company). Any person who owns beneficially, directly or through one or more controlled companies, more than 25% of the voting securities of a company shall be presumed to control such company.

     "Covered Security" means:

     all stock, debt obligations and other instruments comprising the investments of the Fund, including any warrant or option to acquire or sell a security, and financial futures contracts, except that it does not include:

     (1)  Direct obligations of the Government of the United States;

     (2) Banker's acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements, and

     (3)  Shares issued by open-end Funds.

     References to a "Security" in this Code of Ethics shall include any warrant for, option in, or security immediately convertible into that "Security."

     "Fund" means an investment company registered under the Act, and includes the Trust and the Fund.

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     A "security held or to be acquired" by the Trust or Fund means:

     any Covered Security which, within the most recent 15 calendar days: (i) is or has been held by the Trust; or (ii) is being or has been considered by an Adviser for purchase by the Trust.

     A security is "being considered for purchase or sale";

     from the time an order is given by or on behalf of the Trust or Fund to the order room of the Adviser until all orders with respect to that security are completed or withdrawn.

IV.  GENERAL PROHIBITIONS

     The specific provisions and reporting requirements of the Rule and this Code of Ethics are concerned primarily with those investment activities of ACCESS PERSONS who are associated with the Trust or Fund and who thus may benefit from or interfere with the purchase or sale of portfolio securities by the Trust or Fund as well as all Affiliated Persons of the Adviser, who unless specifically stated otherwise, are referred to as "Covered Persons".

     The Rule makes it unlawful for Covered Persons to engage in conduct which is deceitful, fraudulent, or manipulative, or which involves false or misleading statements, in connection with the purchase or sale of securities by the Trust or Fund. Accordingly, under the Rule and this Code of Ethics, no Covered Person shall use any information concerning the investments or investment intentions of the Trust or Fund, or his or her ability to influence such investment intentions, for personal gain or in a manner detrimental to the interests of the Trust or Fund.

     In addition, no Covered Person shall, directly or indirectly in connection with the purchase or sale of a "security held or to be acquired" by the Trust or Fund:

     (i)  employ any device, scheme or artifice to defraud the Trust or Fund; or

     (ii) make to the Trust or the Adviser any untrue statement of material fact or omit to state to any of the foregoing a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading; or engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon the Trust or Fund; or

     (iii)engage in any manipulative practice with respect to the Trust or Fund.

V.   PROHIBITED TRANSACTIONS

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A.   BLACKOUT PERIODS

     Subject to any additional limiting requirements that may be set forth below, an ACCESS PERSON may not effect a personal securities transaction in Covered Securities if he or she knows or should know at the time of entering into the transaction that:

     (i) the Fund has engaged in a transaction in the same security within the last 15 calendar days, or is engaging in a transaction or is going to engage in a transaction in the same security in the next 15 calendar days; or if the Adviser has within the last 15 days considered or is considering a transaction in the same security for the Fund, or within the next 15 days is considering such a transaction in the security, unless

     (ii) such ACCESS PERSON (1) obtains advance written clearance of such transaction by two Clearing Officers and (2) reports to the Trust and the Adviser the information described in Paragraph VI of this Code of Ethics.

     (iii)Any profits realized on unauthorized trades within the proscribed periods shall be disgorged.

B.   INITIAL PUBLIC OFFERINGS

     An ADVISORY PERSON may not acquire any security in an initial public offering, unless such ADVISORY PERSON (1) obtains advance written clearance of such transaction by two Clearing Officers and (2) reports to the Trust and the Adviser the information described in Paragraph VI of this Code of Ethics.

C.   PRIVATE PLACEMENTS

     (1) An ADVISORY PERSON may not acquire any security in a private placement, unless such ADVISORY PERSON (1) obtains advance written clearance of such transaction by two Clearing Officers and (2) reports to the Trust and the Adviser the information described in Paragraph VI of this Code of Ethics.

          When considering whether to grant approval to the ADVISORY PERSON to engage in these transactions, the Clearing Officers shall consider, among other factors, whether the investment opportunity should be reserved for the Fund, and whether the opportunity is being offered to the ADVISORY PERSON by virtue of his or her position with the Trust or the Adviser. If the Clearing Officers find that the investment opportunity should be reserved to the Fund or that the opportunity is being offered to the ADVISORY PERSON by virtue of his or her position with the Trust or the Adviser, the Clearing Officers shall refuse permission for the ADVISORY PERSON to enter into the transaction.

     (2) An ADVISORY PERSON who has been authorized to acquire securities in a private placement or an initial public offering shall be required to disclose that investment to the Trust and the Adviser whenever such ADVISORY PERSON participates, either directly or indirectly, in subsequent consideration of an investment in the issuer by the Fund.

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     (3)  In the event  that an  ADVISORY  PERSON  has been  given  approval  to acquire securities in a private placement or an initial public offering, any decision of the Fund to purchase securities of the issuer of such private placement or initial public offering shall be subject to prior review by the Trust's independent trustees who have no personal interest in the issuer.

D.   BAN ON SHORT - TERM TRADING PROFITS

     An ADVISORY PERSON may not profit from the purchase and sale, or sale and purchase, of the same (or equivalent) securities within 60 calendar days. Any profits realized on such short-term trades shall be disgorged.

E.   GIFTS

     ADVISORY PERSONS may not accept any gift or other thing of more than de minimis value from any person or entity that does business with or on behalf of the Fund.

F.   SERVICE AS A DIRECTOR TO OTHER PUBLIC COMPANIES

     ADVISORY PERSONS may not serve on the board of directors of any publicly traded company, without prior authorization of a majority of the Trust's Board of Trustees, which authorization shall be specifically based upon a determination that the board service would be consistent with the interests of the Trust and its shareholders. If and when such board service is authorized, the ADVISORY PERSON serving as a director will be isolated from other ADVISORY PERSONS who make investment decisions involving that company through "Chinese Wall" or other procedures.

VI.  ADVANCE CLEARANCE REQUIREMENT

A.   PROCEDURES

     (1)  From Whom Obtained
               Persons who desire to enter into personal securities transactions in transactions requiring prior approval under paragraph V above, must obtain the written approval of any two Clearing Officers prior to entering into such transactions.

     (2)  Time of Clearance
               Transaction clearances must be obtained not more than three (3) days prior to the transaction. If the trade is not made within three (3) days of the date of clearance, a new clearance must be obtained.

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     (3)  Form
               Persons seeking authorization to enter into transactions requiring prior clearance shall complete and sign a form approved for that purpose by the Trust, which form shall set forth the details of the proposed transaction. An example of such form is annexed hereto as Schedule A ("Clearance Forms"). Upon obtaining authorization to enter into the subject transaction, the Clearing Officers authorizing the transaction shall affix their signatures to the Clearance Form to indicate such approval.

     (4)  Filing
               Copies of all completed Clearance Forms, with all required signatures, shall be retained by the Administrator of this Code of Ethics in accordance with the record keeping requirements set forth in Section XII of this Code of Ethics.

B.   FACTORS CONSIDERED IN CLEARANCE OF PERSONAL TRANSACTIONS

     Clearing Officers may refuse to grant clearance of a personal transaction in their sole discretion without being required to specify any reason for the refusal. Generally, Clearing Officers will consider the following factors in determining whether or not to authorize a proposed transaction:

     (1) Whether the amount or nature of the transaction, or person entering into the transaction, is likely to affect the price or market for the Security;

     (2) Whether the individual making the proposed purchase or sale is likely to benefit from purchases or sales in the same or similar security being made or being considered by the Fund; and

     (3) Whether the security proposed to be purchased or sold is one that would qualify for purchase or sale by the Fund.

VII. EXEMPT TRANSACTIONS

     Neither the prohibitions nor the reporting requirements of this Code of Ethics apply to:

     (A) Purchases, sales or other acquisitions or dispositions of Securities for an account over which the person has no direct influence or control and does not exercise indirect influence or control;

     (B) Purchases, sales or other acquisitions or dispositions of securities which are not eligible for purchase or sale by the Fund;

     (C)  Involuntary purchases or sales;

     (D)  Purchases which are part of an automatic  dividend  reinvestment plan;
          and

     (E) Purchases or other acquisitions or dispositions resulting from the exercise of rights acquired from an issuer as part of a pro rata distribution to all holders of a class of securities of such issuer and the sale of such rights;

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VIII. REPORTING OF SECURITIES TRANSACTIONS

     A.   REPORTING REQUIREMENTS OF ACCESS PERSONS

          (1) Reports Required: Unless specifically excepted by other provisions of this Code of Ethics, every ACCESS PERSON of the Adviser must provide to the Administrator of this Code of Ethics and the Trust, the following reports:

               (a) Initial Holdings Reports- Not later than ten (10) days after a person becomes an ACCESS PERSON, such person shall complete, sign and deliver to the Trust and the Adviser, an Initial Holdings Report, a form of which is attached to this Code of Ethics as Schedule B; except that any person who qualified as an ACCESS PERSON prior to March 1, 2000 shall be exempt from filing an Initial Holdings Report.

               (b) Quarterly Transaction Reports- Not later than ten (10) days after the end of each calendar quarter, each ACCESS PERSON shall make a written report ("Quarterly Transaction Report"), a form of which is attached to this Code of Ethics as Schedule C, to the Administrator of this Code of Ethics and the Trust, which;

          (1) With respect to any transaction during the previous calendar quarter in a Covered Security in which the ACCESS PERSON had any direct or indirect beneficial interest, contains the following information:

               (i) The date of the transaction, the title, the interest rate and maturity date (if applicable), the number of shares and the principal amount of each Covered Security involved:

               (ii) The nature of the transaction (i.e.,  purchase,  sale or any other type of acquisition or disposition);

               (iii)The price of the Covered  Security at which the  transaction was effected;

               (iv) The name of the broker, dealer or bank with or through which the transaction was effected; and

               (v)  The date that the report is submitted by the ACCESS PERSON.

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          (2)  With respect to any account  established  by the ACCESS PERSON in which any securities were held during the previous quarter for the direct or indirect benefit or the ACCESS PERSON, contains the following information:

               (ii) The name of the broker,  dealer or bank with whom the Access
                    Person established the account;

               (iii) The date the account was established; and

               (iv) The date that the report is submitted by the ACCESS PERSON.

     (c) Annual Holding Reports- Not later than thirty (30) days after the end of the Trust's fiscal year end, each ACCESS PERSON shall make a written report, a form of which is attached to this Code of Ethics as Schedule D ("Annual Holdings Report"), to the Administrator of this Code of Ethics and the Trust, which:

          (1) Sets forth the title, number of shares and principal amount of each Covered Security in which the ACCESS PERSON had any direct or indirect beneficial interest;

          (2) Sets forth the name of any broker, dealer or bank with whom the Access Person maintains an account in which any securities are held for the direct or indirect benefit of the ACCESS PERSON;

          (3) Contains the date that the report is submitted by the ACCESS PERSON; and

          (4) States that the information contained in the Annual Holdings Report is current as of a date not greater than thirty (30) days prior to the date the report was submitted.

B.   EXEMPTIONS FROM REPORTING

     (1) A person need not make an Initial Holdings Report with respect to transactions effected for, and Covered Securities held in, any account over which the person has no direct or indirect influence or control.

     (2) An ACCESS PERSON of the Adviser need not make a report to the Adviser, if such person makes a report to the Trust and all of the information contained in such report would duplicate information required to be recorded under ss.ss. 275.204-2(a)(12) or 275.204(a)(13) of the
          Investment Advisers Act of 1940, as amended.

     (3) An ACCESS PERSON need not make a Quarterly Transaction Report if the Report would duplicate information contained in broker trade confirmations or account statements received by the Trust with respect to the ACCESS PERSON for the applicable quarterly reporting period, but only if such broker trade confirmations or account statements contain ALL of the information required to be reported in the Quarterly Transaction Reports.

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C.   RESPONSIBILITY TO REPORT

     The responsibility for taking the initiative to report is imposed on each individual required to make a report. Any effort by the Adviser or the Trust to facilitate the reporting process does not change or alter that responsibility.


D.   WHERE TO FILE REPORT

     All reports must be filed with the Administrator of this Code of Ethics.

IX.  CONFIDENTIALITY OF TRUST TRANSACTIONS

     Until disclosed in a public report to shareholders or to the SEC in the normal course of the Trust's business, all information concerning Securities "being considered for purchase or sale" by the Fund shall be kept confidential by all ACCESS PERSONS and disclosed by them only on a "need to know" basis. It shall be the responsibility of the Administrator of this Code of Ethics to report any inadequacy found by him or her to the Board of Trustees of the Trust or any committee appointed by the Board to deal with such information.

X.  SANCTIONS

     Any violation of this Code of Ethics shall be subject to the imposition of such sanctions by the Trust as may be deemed appropriate under the circumstances to achieve the purposes of the Rule and this Code of Ethics which may include suspension or termination of employment, a letter of censure and/or restitution of an amount equal to the difference between the price paid or received by the Trust and the more advantageous price paid or received by the offending person.

XI.  ADMINISTRATION AND CONSTRUCTION

     (A) The administration of this Code of Ethics shall be the responsibility of the Secretary of the Adviser who shall serve as the "Administrator" of this Code of Ethics.

     (B)  The duties of such Administrator shall include:

          (1) Continuous maintenance of a current list of the names of all ACCESS PERSONS with an appropriate description of their title or employment;

          (2) Providing each COVERED PERSON a copy of this Code of Ethics and informing him or her of his or her duties and obligations thereunder, and assuring that COVERED PERSONS who are not ACCESS PERSONS are familiar with applicable requirements of this Code of Ethics;

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          (3)  Supervising  the  implementation  of this Code of Ethics  and the enforcement of the terms hereof;

          (4) Maintaining or supervising the maintenance of all records and reports required by this Code of Ethics;

          (5) Preparing listings of all transactions effected by any ACCESS PERSON within fifteen (15) days of the date on which the same security was held, purchased or sold by the Fund;

          (6) Determining whether any particular securities transaction should be exempted pursuant to the provisions of this Code of Ethics;

          (7) Issuing either personally, or with the assistance of counsel as may be appropriate, an interpretation of this Code of Ethics which may appear consistent with the objectives of the Rule of this Code of Ethics;

          (8) Conducting of such inspections or investigations, including scrutiny of the listings referred to in the preceding subparagraph, as shall reasonably be required to detect and report, with his or her recommendations, any apparent violations of this Code of Ethics to the Board of Trustees of the Trust or any Committee appointed by them to deal with such information;

          (9)  Submitting  a  quarterly  report  to the  trustees  of the  Trust containing a description of any violation and the sanction imposed; transactions which suggest a possibility of a violation, and any exemptions or waivers found appropriate by the Administrator; and any other significant information concerning the appropriateness of this Code of Ethics.

XII. REQUIRED RECORDS

     The Administrator shall maintain or cause to be maintained in an easily accessible place, the following records:

          (A) A copy of this and any other Code of Ethics adopted pursuant to the Rule which has been in effect during the past five (5) years;

          (B) A record of any violation of such Codes of Ethics and of any action taken as a result of such violation;

          (C) A copy of each report made by the Administrator within two (2) years from the end of the fiscal year of the Trust in which such report and interpretation is made or issued and for an additional three (3) years in a place which need not be easily accessible;

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          (D)  A list of all  persons who are, or within the past five (5) years have been, required to make reports pursuant to the Rule and this Code of Ethics; and

          (E) A copy of all Initial Holdings Reports, Quarterly Transactions Reports, and Annual Holdings Reports submitted within the last five (5) years, the first two (2) years in an easily accessible place.

XIII. AMENDMENTS AND MODIFICATIONS

     This Code of Ethics may not be amended or modified except in a written form which is specifically approved by majority vote of the Executive Committee of the Advisor's Board of Directors.

     This Code of Ethics was adopted by the Executive Committee of the Adviser's Board of Directors at a meeting held on April 3, 2000.

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                                   SCHEDULE A

                       CONFIDENTIAL TRANSACTION CLEARANCE
                                  REQUEST FORM

     Pursuant to the requirements of Section V of the Code of Ethics of Avalon Trust Company (the "Advisor"), Advisor to The Water Fund (the "Fund"), I, ______________________, being an Access Person of the Advisor, as that term is defined in the Code, hereby request that the Advisor approve the following transaction in Covered Securities:

Name of Security:  ___________________________________________________________

Number of shares/Principal amount:____________________________________________

Nature of transaction: ___________________________________
(i.e., purchase, sale or other type of acquisition or disposition);

Name of broker/dealer or bank executing transaction: _________________________

Yes  No

___  ___  The security  described  above  represents an investment in an initial public offering.
___ ___ The security described above represents an investment in a private placement.

By my signature below, I swear and affirm that I have not engaged in any transactions in the above-described securities in violation of the Advisor's Code of Ethics, that I will invest in the above-described securities only after obtaining clearance to do so from authorized officers of the Advisor, will report all such transactions in accordance with the requirements of the Advisor's Code of Ethics, and if I receive clearance to engage in the above-described security, I will execute the transaction not later than three
(3) days after receiving clearance or will obtain a new clearance prior to executing the transaction.


----------------------------------          ----------------------------------
Signature of Applicant                               Printed Name of Applicant


_____ After due consideration, the proposed transaction described above is APPROVED.

_____     After due consideration, the proposed transaction is DENIED.

_____    (Check only if approving a transaction  that  represents an investment in an initial public offering or in a private placement). We, the undersigned, in the exercise of our obligations to the Fund under the Advisor's Code of Ethics, have found that the above-described transaction is not a transaction that should be reserved to the Fund, and we further find that the transaction is not being offered to the Applicant as a result of his/her position with the Adviser.

------------------------------------      --------------------------------------
Signature of Clearing Officer   Date      Signature of Clearing Officer   Date

------------------------------------      --------------------------------------
Printed Name                              Printed Name

                                   SCHEDULE B
                              CONFIDENTIAL INITIAL
                                 HOLDINGS REPORT

     The following lists all holdings in Covered Securities in which I had any direct or indirect beneficial ownership as of ________________________. (If no transactions took place write "None".) Sign and return to the Secretary of the Adviser not later than the 10th day after you qualify as an Access Person. Use reverse side if additional space is needed.

                         HOLDINGS IN COVERED SECURITIES

----------------------------------------------------------------------------------------------------
                      Description     Number of                        Total        Broker executing
Transaction Date      of Security     Shares/ Units  Per Unit Price    Amount       Transaction
----------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------

The following lists all accounts established by me as of _______________________ in which I had any direct or indirect beneficial ownership in any Securities. (If no accounts were established, write "None".) Sign and return to the Secretary of the Adviser not later than the 10th day after you qualify as an Access Person. Use reverse side if additional space is needed.

--------------------------------------------------------------------------------
NAME OF BROKER, DEALER OR BANK                      DATE ACCOUNT ESTABLISHED
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


                                             Name:
Date: _____________________________          Signature:  _______________________

                           SCHEDULE C - CODE OF ETHICS
                        QUARTERLY SECURITIES TRANSACTIONS
                              (THIRD QUARTER 2000)
                               CONFIDENTIAL REPORT

     The following lists all transactions in Covered Securities in which I had any direct or indirect beneficial ownership during the last calendar quarter. (If no transactions took place write "None".) Sign and return to the Secretary of the Adviser not later than the 10th day of the month following the end of the calendar quarter. Use reverse side if additional space is needed.

                     PURCHASES/SALES AND OTHER DISPOSITIONS
                     --------------------------------------

----------------------------------------------------------------------------------------------------------------
                                 Purchase (P),
                                 Sale(S), or Other    Number of
Transaction      Description     Disposition          Shares/                        Total      Broker executing
Date             of Security     (Describe)           Units          Per Unit Price  Amount     Transaction
----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------

The following lists all accounts established by me during the last calendar quarter in which I had any direct or indirect beneficial ownership in any Securities. (If no accounts were established, write "None".) Sign and return to the Secretary of the Adviser not later than the 10th day of the month following the end of the calendar quarter. Use reverse side if additional space is needed.

--------------------------------------------------------------------------------
NAME OF BROKER, DEALER OR BANK                      DATE ACCOUNT ESTABLISHED
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                             Name:
Date: _____________________________          Signature:  _______________________

                                   SCHEDULE D
                               CONFIDENTIAL ANNUAL
                           SECURITIES HOLDINGS REPORT

         The following lists all holdings in Covered Securities in which I had any direct or indirect beneficial ownership as of ________________________. (If no transactions took place write "None".) Sign and return to the Secretary of the Adviser not later than the 30th day after the Trust's fiscal year end. Use reverse side if additional space is needed.

                         HOLDINGS IN COVERED SECURITIES

----------------------------------------------------------------------------------------------------
                      Description     Number of                        Total        Broker executing
Transaction Date      of Security     Shares/ Units  Per Unit Price    Amount       Transaction
----------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------

The following lists all accounts established by me as of _______________________ in which I had any direct or indirect beneficial ownership in any Securities. (If no accounts were established, write "None".) Sign and return to the Secretary of the Adviser not later than the 30th day after the Trust's fiscal year end. Use reverse side if additional space is needed.

--------------------------------------------------------------------------------
NAME OF BROKER, DEALER OR BANK                      DATE ACCOUNT ESTABLISHED
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

I swear and affirm that the foregoing information is true and correct to the best of my information and belief, and that the information included in this report is current as of a date not later than thirty (30) days prior to the filing of this report.

                                             Name:
Date: _____________________________          Signature:  _______________________